Exhibit 10.5

EXECUTION COPY

GUARANTY AND SURETYSHIP AGREEMENT

THIS GUARANTY AND SURETYSHIP AGREEMENT (this “Agreement”) made as of March 15, 2012, by and among NEW ENTERPRISE STONE & LIME CO., INC., a Delaware corporation (together with its successors and permitted assigns, the “Borrower”), and ASTI TRANSPORTATION SYSTEMS, INC., a Delaware corporation and a wholly-owned subsidiary of the Borrower (“ASTI”), EII TRANSPORT INC., a Pennsylvania corporation and a wholly-owned subsidiary of the Borrower (“EII”), GATEWAY TRADE CENTER INC., a New York corporation and a wholly-owned subsidiary of the Borrower (“Gateway”), PRECISION SOLAR CONTROLS INC., a Texas corporation and a wholly-owned subsidiary of the Borrower (“Precision”), PROTECTION SERVICES INC., a Pennsylvania corporation and a wholly-owned subsidiary of the Borrower (“PSI”), SCI PRODUCTS INC., a Pennsylvania corporation and a wholly-owned subsidiary of the Borrower (“SCI”), and WORK AREA PROTECTION CORP., an Illinois corporation and a wholly-owned subsidiary of the Borrower (“Work Area”, and together with ASTI, EII, Gateway, Precision, PSI, SCI, and any other Person that becomes a Guarantor hereunder pursuant to Section 5 below, together with their successors and permitted assigns, collectively and jointly and severally, the “Guarantors” or, individually, a “Guarantor”), in favor of MANUFACTURERS AND TRADERS TRUST COMPANY, as agent for itself and the other Secured Parties (as that term is defined in the Credit Agreement referred to below) (together with its successors and assigns in such capacity, the “Agent”).

Background

The Agent, the Borrower and the Lenders (as defined in the Credit Agreement (as defined below)) entered into a certain Credit Agreement, dated as of the date hereof (as the same may be amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”; terms used herein and not otherwise defined herein are used as defined in the Credit Agreement).  Each of the Guarantors is a Subsidiary of the Borrower.  Pursuant to the Credit Agreement, the Lenders agreed to extend credit to the Borrower on the terms and conditions described therein.  The Borrower may, among other things, use the proceeds of the loans thereunder to extend credit to, and make capital contributions in, the Guarantors.  Therefore, as a result of the Credit Agreement, the Guarantors can obtain capital on terms more favorable to them as part of this borrowing group than they could if they accessed capital independently.  One of the conditions to the extension of credit under the Credit Agreement is that the Guarantors guaranty payment of and act as surety for the obligations of the Borrower arising out of the Credit Agreement and related agreements and instruments.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Guaranty and Suretyship.

1.1           Guaranty of Payment.  The Guarantors hereby jointly and severally agree to act as surety for the Guaranteed Obligations (as defined in Subsection 1.2 below), and irrevocably and unconditionally guaranty to the Agent and the other Secured Parties that the Guaranteed Obligations shall be paid in full when due and payable, whether at the stated or accelerated maturity thereof or upon any mandatory or voluntary prepayment or otherwise.

1.2           Definition of “Guaranteed Obligations”.  For purposes of this Agreement, the term “Guaranteed Obligations” shall mean any Secured Obligations, but in any event, shall include, without limitation, any amounts due from time to time in respect of (a) Loans and interest thereon under the Credit Agreement and the Notes, (b) fees payable under the Credit Agreement and (c) indemnifications provided for, and other amounts payable, under the Credit Agreement or other Loan Documents.  Notwithstanding the definition of “Guaranteed Obligations” herein, the liability of each Guarantor hereunder is limited to an amount equal to (x) the amount that would render this guaranty void, voidable or unenforceable against such Guarantor’s creditors or creditors’ representatives under any applicable fraudulent conveyance, fraudulent transfer or similar act or under Section 544 or 548 of the Bankruptcy Code of 1978, as amended, minus (y) $1.00 (one U.S. Dollar).

1.3           Obligations of Guarantors Absolute, Etc.  The obligations of the Guarantors hereunder shall be absolute and unconditional.  Each Guarantor, jointly and severally, guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the agreement, instrument or document giving rise to such Guaranteed Obligations, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any such terms or the rights of the Agent and the other Secured Parties with respect thereto.  The liability of the Guarantors hereunder shall be absolute and unconditional irrespective of:

(a)           any change in the time, manner or place of payment of the Guaranteed Obligations;

(b)           any amendment or modification of or supplement to the Loan Documents (including, without limitation, any amendment which would increase the amount or extend the maturity of the Guaranteed Obligations), or any furnishing or acceptance of any security, or any release of any security or the release of any Person’s obligations (including without limitation, any Guarantor, the Borrower or any pledgor), with respect to the Guaranteed Obligations;

(c)           any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such instrument, document or agreement or any exercise or nonexercise of any right, remedy, power or privilege under or in respect of any such instrument, document or agreement;

(d)           any counterclaim, setoff, recoupment or defense based upon any claim any Guarantor, the Borrower or any other Person may have against the Agent or any other Secured Party;

(e)           any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Borrower, any Affiliate of the Borrower or any Guarantor or their respective properties or creditors;

(f)            any invalidity or unenforceability, in whole or in part, of any term hereof or of the Loan Documents;

(g)           any failure on the part of the Borrower or any Affiliate or any Person that may have been an Affiliate for any reason to perform or comply with any term of the Loan Documents;

(h)           any other occurrence whatsoever, whether similar or dissimilar to the foregoing; or

(i)            the application of payments received by the Agent or any other Secured Party from any source which were lawfully used for some other purpose but which lawfully could have been applied to the payment, in full or in part, of the Guaranteed Obligations.

Without limiting the generality of the foregoing, at any time that the Credit Agreement is amended to increase the amount of the obligations thereunder, the amount of the Guaranteed Obligations shall be accordingly increased.

1.4           Continuing Guaranty.  This guaranty and suretyship is an absolute, unconditional, present and continuing guaranty and suretyship of payment and is in no way conditional or contingent; it shall remain in full force and effect until terminated pursuant to Section 7 below.

1.5           Joint and Several Liability.  Each and every representation, warranty, covenant and agreement made by the Guarantors, or any of them, under this Agreement shall be and constitute joint and several obligations of all of the Guarantors, whether or not so expressly stated herein.

1.6           Waivers.  Each Guarantor hereby waives, to the fullest extent permitted by applicable law, (a) all presentments, demands for performance, notice of non performance, protests, notices of protests and notices of dishonor in connection with the Guaranteed Obligations or any agreement relating thereto; (b) notice of acceptance of this Agreement; (c) any requirement of diligence or promptness on the part of the Agent or any other Secured Party in the enforcement of its rights hereunder or under the Loan Documents; (d) any enforcement of any present or future agreement or instrument relating directly or indirectly to the Guaranteed Obligations; (e) notice of any of the matters referred to in Subsection 1.3 hereof; (f) notices of every kind and description which may be required to be given by any statute or rule of law; and (g) suretyship defenses, defenses based on impairment of collateral or any other defense of any kind which it may now or hereafter have with respect to its liability under this Agreement to the fullest extent permitted by law.  Without limiting the foregoing, the Agent and the Secured Parties shall not be required to make any demand upon, or to pursue or exhaust any rights or remedies against the Borrower, any other Guarantor or any other Person, or against the collateral security, for the Guaranteed Obligations.  No failure on the part of the Agent or the Secured Parties to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.  Each Guarantor hereby agrees that it will not enforce or otherwise exercise or claim or assert any rights of subrogation or contribution against any Person with respect to the Guaranteed Obligations or any security therefor unless and until all the Guaranteed Obligations are paid in full.

2.             Expenses.

Whether or not the transactions contemplated by this Agreement are fully consummated, each Guarantor and the Borrower shall promptly pay (or reimburse, as the Agent may elect) all costs and expenses which the Agent has incurred or may incur in connection with the negotiation, preparation, reproduction, interpretation, administration and enforcement of this Agreement and all amendments, waivers, modifications and supplements hereto and the collection of all amounts due hereunder.

3.             Representations and Warranties.  Each Guarantor represents and warrants, jointly and severally, as follows (which representations and warranties shall survive execution of this Agreement and shall not be affected or waived by any examination or inspection made by the Agent or any of the other Secured Parties):

3.1           Each Guarantor has the corporate, partnership, limited liability company or other power to execute, deliver and perform its obligations under this Agreement and has taken all necessary corporate, partnership, limited liability company and other action to authorize the execution, delivery and performance of this Agreement.  This Agreement has been duly executed by each Guarantor.

3.2           This Agreement constitutes the valid and legally binding obligation of each Guarantor, enforceable against each Guarantor in accordance with its terms except as such enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity.

3.3           Each of the representations and warranties relating to the Guarantors set forth in any Loan Document is incorporated herein by reference as though set forth herein in their entirety and is true and correct on and as of the date hereof.

4.             Covenants.  Each of the covenants and agreements of the Borrower which are set forth or incorporated in any of the Loan Documents and which are expressly applicable or refer to the “Loan Parties” or the “Restricted Subsidiaries” of Borrower or otherwise refer to any Guarantors are hereby incorporated by reference as though set forth herein in their entirety, and each Guarantor hereby agrees to perform and abide by each such covenant and agreement which purports to be applicable to it.

5.             Additional Parties.  Except as otherwise provided in the Loan Documents, the Guarantors shall at all times constitute all of the Restricted Subsidiaries of the Borrower.  Any Person which becomes such a Restricted Subsidiary after the date hereof shall become a Guarantor hereunder, and the Borrower shall cause such Person to signify its acceptance of the terms hereof by execution and delivery to the Agent of one or more counterparts of the Joinder hereto, appropriately dated.

6.             Right of Set-off.  Each Guarantor hereby pledges and gives to each Secured Party a lien and security interest for the amount of the Guaranteed Obligations upon and in the balance of any account maintained by such Guarantor with such Secured Party or any other liability of such Secured Party to such Guarantor.  Upon the occurrence of and throughout the period in which the Secured Parties reasonably believe there is continuing an Event of Default hereunder, each Guarantor hereby authorizes each Secured Party to apply any such deposit balances now or hereafter in the possession of such Secured Party to the payment of the Guaranteed Obligations.  The provisions hereof shall not be deemed or construed to limit rights of set off or liens or similar rights which any Secured Party may otherwise have by reason of applicable Law or other agreement.

7.             Termination of Guaranty.

7.1           Termination of Guaranty Obligations of All Guarantors.  At such time as (a) no Secured Party has any Commitment to make further fundings to the Borrower under the terms of the Credit Agreement and (b) all the Guaranteed Obligations have been paid in full in cash and/or performed in full, then the guaranty provided for herein and this Agreement shall terminate, provided, however, that (i) all indemnities of the Guarantors or the Borrower contained in this Agreement or any other Loan Document shall survive and remain operative and in full force and effect regardless of the termination of this Agreement, and (ii) the guaranty provided for herein shall be reinstated if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent or any other Secured Party upon the insolvency, bankruptcy or reorganization of the Borrower or any Guarantor or otherwise, all as though such payment had not been made.

7.2           Termination of Guaranty Obligations of Sold Guarantors.  Effective upon the closing of a sale or other disposition by the Borrower or any Subsidiary of the Borrower of all the outstanding capital stock of, or all partnership interests or all other equity interests in, any of the Guarantors hereunder (except a sale or disposition to the Borrower or any Guarantor) (any Guarantor being so sold is hereinafter the “Sold Guarantor”) in conformity with the provisions of the Credit Agreement, and receipt by the Agent of a certification to such effect from the chief financial officer of the Borrower, the obligations of that Sold Guarantor hereunder (including, without limitation, the obligations under Section 9) shall terminate.  However, all the obligations of the other Guarantors hereunder shall remain in full force and effect.

8.             Miscellaneous.

8.1           Specific Performance.  The Borrower and each Guarantor hereby authorizes the Agent and the Secured Parties to demand specific performance of this Agreement at any time when the Borrower or such Guarantor shall have failed to comply with any provision hereof, and the Borrower and each Guarantor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor.

8.2           Acknowledgement of Terms of Credit Agreement; Relationship to Credit Agreement.  Each Guarantor hereby acknowledges receipt from the Borrower of a correct and complete copy of the Credit Agreement and consents to all of the provisions of the Credit Agreement as in effect on the date of this Agreement and agrees that its consent is not required for any amendments, modifications, restatements or waivers of the Credit Agreement or any of the provisions thereof.  If any of the terms hereof are inconsistent with those of the Credit Agreement (including, without limitation, any amendments, restatements, supplements and waivers that the Guarantors have been made aware of), those of the Credit Agreement shall control.

8.3           Non-Exclusive Remedies.  No remedy or right herein conferred upon, or reserved to the Agent or the Secured Parties is intended to be to the exclusion of any other remedy or right, but each and every such remedy or right shall be cumulative and shall be in addition to every other remedy or right given hereunder or under any other contract or under law.

8.4           Delay and Non-Waiver.  No delay or omission by the Agent or any Secured Party to exercise any remedy or right hereunder shall impair any such remedy or right or shall be construed to be a waiver of any Event of Default, right or remedy, or an acquiescence therein, nor shall it affect any subsequent Event of Default of the same or of a different nature.  Every right and remedy may be exercised from time to time and as often as shall be deemed appropriate by the Agent or any Secured Party.

8.5           Successors and Assigns.  Except as otherwise provided in the Credit Agreement, the Agent may assign or transfer this Agreement and any or all rights or obligations hereunder without the consent of the Borrower or any Guarantor and without prior notice.  Neither the Borrower nor any Guarantor shall assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the Agent or as expressly provided in the Credit Agreement.  Notwithstanding the foregoing, if there should be any assignment of any rights or obligations by operation of law or in contravention of the terms of this Agreement or otherwise, then all covenants, agreements, representations and warranties made herein or pursuant hereto by or on behalf of the Borrower or any Guarantor shall bind the successors and assigns of such Person, jointly and severally (if applicable), together with the preexisting Borrower and Guarantors, whether or not such new or additional Persons execute a joinder hereto or assumption hereof (without the same being deemed a waiver of any default caused thereby) which condition shall not be deemed to be a waiver of any Default or Event of Default arising out of such assignment.  The rights and privileges of the Agent and the Secured Parties under this Agreement shall inure to the benefit of their respective successors, assigns and participants.  All promises, covenants and agreements of the Borrower and each Guarantor contained in this Agreement shall be binding upon successors and assigns of such Person.

8.6           Amendments and Waivers.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but such may be accomplished only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

8.7           Notices.  Any notice contemplated herein or required or permitted to be given hereunder shall be made in the manner set forth in the Credit Agreement and delivered at the addresses set forth on Schedule 1 to this Agreement, or to such other address as any party hereto may have last specified by written notice to the other party or parties.

8.8           Descriptive Headings.  The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not affect the meaning or construction of any of the provisions of this Agreement.

8.9           Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof that, when taken together, bear the signature of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by e-mail (in .pdf form) shall be effective as delivery of a manually executed counterpart of this Agreement.

8.10         Severability.  Every provision of this Agreement is intended to be severable.  If any term or provision of this Agreement shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.  Any invalidity, illegality or unenforceability of any term or provision of the Loan Documents in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.  Any invalidity, illegality or unenforceability of any term or provision of this Agreement in any jurisdiction or as against any Guarantor shall not affect the validity, legality or enforceability of any other terms hereof or in any other jurisdiction or against any other Guarantor.

8.11         Other Agreements.

(a)           The terms of this Agreement are subject to the terms of that certain Intercreditor Agreement.

(b)           To the extent that any of the terms hereof is inconsistent with any provision of the Credit Agreement, the provisions of the Credit Agreement shall control; provided that to the extent any of the terms hereof is inconsistent with provisions of both the Credit Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

9.             Indemnification.  Each Guarantor, jointly and severally, shall indemnify, reimburse and hold harmless all Indemnitees from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the guarantees provided herein except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final nonappealable decision of a court of competent jurisdiction.  This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in any other Loan Document.

10.           Governing Law; Jurisdiction; Waiver of Jury Trial.

10.1         Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the Commonwealth of Pennsylvania (excluding the laws applicable to conflicts or choice of law).

10.2         Submission to Jurisdiction.  Each of the Borrower and the Guarantors irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Commonwealth of Pennsylvania sitting in Philadelphia County and of the United States District Court of the Eastern District of Pennsylvania, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Pennsylvania state court or, to the fullest extent permitted by applicable Law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Guarantor or its properties in the courts of any jurisdiction.

10.3         Waiver of Venue.  Each of the Borrower and the Guarantors irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Subsection 10.2 above.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  Each Guarantor irrevocably waives, to the fullest extent permitted by applicable law, any right to bring any action or proceeding against (a) the Agent in any court outside the county of Philadelphia, Commonwealth of Pennsylvania, or (b) any other Secured Party other than in a state within the United States designated by such Secured Party.

10.4         Service of Process.  Each party hereto irrevocably waives personal service of any and all process upon it and irrevocably consents to service of process in the manner provided for notices in subsection 8.7.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

10.5         Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE

BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(Signature page follows)

IN WITNESS WHEREOF, the undersigned have executed this Guaranty and Suretyship Agreement on the date and year first above written.

Borrower:

NEW ENTERPRISE STONE & LIME CO., INC.

By:	/s/ Paul I. Detwiler, III
Name:	Paul I. Detwiler, III
Title:	President, Chief Financial Officer and Secretary

Guarantors:

PROTECTION SERVICES INC.
SCI PRODUCTS INC.
WORK AREA PROTECTION CORP.
EII TRANSPORT INC.
PRECISION SOLAR CONTROLS INC.
ASTI TRANSPORTATION SYSTEMS, INC.
GATEWAY TRADE CENTER INC.

By:	/s/ Paul I. Detwiler, III
Name:	Paul I. Detwiler, III
Title:	Vice President, on behalf of each of the foregoing

Agent:

MANUFACTURERS AND TRADERS TRUST COMPANY, in its capacity as Agent

By:	/s/ Stephen A. Foreman
Name:	Stephen A. Foreman
Title:	Regional Executive

[Signature Page to Guaranty and Suretyship Agreement]

Annex A

JOINDER

Guaranty and Suretyship Agreement

dated as of                          , 2012, made by

New Enterprise Stone & Lime Co., Inc.

and certain of its subsidiaries party thereto from time to time, as Guarantors to and in favor of

Manufacturers and Traders Trust Company, as Agent (the “Guaranty Agreement”)

Reference is made to the Guaranty Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Guaranty Agreement.

The undersigned hereby agrees that upon delivery of this Joinder to the Agent referred to above or its successor, the undersigned shall (a) be a Guarantor under the Guaranty Agreement, (b) have all the rights and obligations of the Guarantors under the Guaranty Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth in Section 2 therein as of the date of execution and delivery of this Joinder and at any future dates that such representations must be restated pursuant to the terms of the Loan Documents.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH IN THE GUARANTY AGREEMENT.

The undersigned hereby acknowledges receipt from the Borrower of a correct and complete copy of the Credit Agreement and consents to all of the provisions of the Credit Agreement as in effect on the date hereof and agrees that its consent is not required for any amendments, modifications, restatements or waivers of it or any of the provisions thereof.

An executed copy of this Joinder shall be delivered to the Agent, and the Agent and the Secured Parties may rely on the matters set forth herein on or after the date hereof.  This Joinder shall not be modified, amended or terminated without the prior written consent of the Agent.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed in the name and on behalf of the undersigned.

By:
Name:
Title:
Address:

Phone No.:
Fax No.:
Attention:

Dated:

Schedule I

Notice Information

(a)           If to the Borrower or any Guarantor, to it at 3912 Brumbaugh Road, P.O. Box 77, New Enterprise, PA 16664, Attention of Mr. Paul I. Detwiler, III (Telecopier No. 814-766-4402; Telephone No. 814-776-2211) with a copy to Pepper Hamilton LLP, 3000 Two Logan Square, 18th & Arch Streets, Philadelphia, PA 19103, Attention of Cary S. Levinson, Esquire (Telecopier No. 215-981-4750; Telephone No. 215-981-4091).

(b)           If to the Agent, to it at Manufacturers and Traders Trust Company, 301 W. Plank Road, Altoona, PA  16602, Attention of Robert L. Bilger (Telecopier No. 814-947-5908; Telephone No. 814-946-6761) with a copy to Drinker Biddle & Reath LLP, One Logan Square, 18th & Cherry Streets, Philadelphia, PA 19103, Attention of Jill E. Bronson, Esquire (Telecopier No. 215-988-2757; Telephone No. 215-988-2665).